EXHIBIT 10.3
NOTE

$125,000,000.00	September 12, 2006 Toledo, Ohio
          FOR VALUE RECEIVED, WINDROSE MEDICAL PROPERTIES, L.P., a limited partnership organized under the laws of the State of Virginia (“Borrower”), shall pay to the order of HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware (“Lender”), the principal sum of One Hundred Twenty Five Million and 00/100 Dollars ($125,000,000.00) or so much thereof as shall have been advanced to Borrower and remain outstanding, with interest on so much thereof as shall from time to time be outstanding at the rate of interest set forth below, until fully paid.
          This Note is given pursuant to the Loan Agreement of even date between Borrower and Lender, as amended from time to time (“Loan Agreement”) and is subject to the provisions thereof. The definitions in the Loan Agreement shall be applicable to any capitalized terms herein that are not otherwise defined. If there is any conflict between the terms of the Loan Agreement and the terms of this Note, the provisions of the Loan Agreement shall control.
1.	Definitions.
          “Accrued Interest” means the amount of interest equal to the difference between the amount of interest accrued at the Stated Interest Rate minus the amount of interest accrued at the Current Interest Rate each month.
          “Business Day” means any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Ohio.
          “Closing Date” means the date of this Note.
          “Collateral Document” means any document providing security for or guarantee of repayment of this Note.
          “Commencement Date” means the first day of the next succeeding month after the Closing Date.
          “Current Interest Rate” means the LIBOR Rate plus 160 basis points.
          “Default Rate” means the Stated Interest Rate plus 4% per annum.
          “Event of Default” has the meaning set forth in §7.
          “Guarantor” means Windrose Medical Properties Trust, a Maryland real estate investment trust.

          “LIBOR Business Day” means a Business Day on which dealings in dollar deposits are carried out in the London interbank market.
          “LIBOR Rate” means, as of any date, the rate per annum (rounded to the nearest 1/100th of one percent) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two LIBOR Business Days prior to such date as the rate at which the Reference Bank is offered dollar deposits in the London interbank market where the LIBOR and foreign currency and exchange operations of the Reference Bank are customarily conducted, having a term of thirty days and in an amount comparable to the applicable Loan Advance.
          “Loan” means the loan evidenced by this Note.
          “Loan Advance” means each advance of proceeds of the Loan.
          “Maturity Date” means the date on which the outstanding balance of this Note is due and payable in full, as set forth in Section 3 hereof.
          “Merger” means the transaction contemplated by the Merger Agreement.
          “Merger Agreement” means the Agreement and Plan of Merger dated of even date herewith among Lender, certain of its subsidiaries, Borrower and Guarantor.
          “Merger Termination Date” means the date on which the parties’ obligations under the Merger Agreement are terminated.
          “Mortgage” means each Mortgage or Deed of Trust, made by Borrower in favor of Lender to secure repayment of this Note, as amended from time to time.
          “Rate Change Date” means, if applicable, the 91st day after the Merger Termination Date and the first day of each full month thereafter, beginning in the second full month after such 91st day.
          “Rate Increaser Amount” means 20 basis points per month.
          “Reference Bank” means a bank appearing on the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); provided, that, if no such offered rate shall appear on such display, “Reference Bank” shall mean a bank in the London interbank market as selected by Lender.
          “State” means the State of Ohio.
          “Stated Interest Rate” means the LIBOR Rate plus 250 basis points and shall include the Rate Increaser Amount from and after the Rate Change Date.

2.	Interest Rate.
          (a) Stated Interest Rate. Interest shall accrue on the principal amount outstanding from and after the Closing Date until the Maturity Date at the Stated Interest Rate. The Accrued Interest shall be compounded monthly and added to the outstanding principal balance on the first day of each month.
          (b) Post-Maturity Rate. If the outstanding balance of this Note has not been paid in full by the Maturity Date, the interest rate on this Note shall be at the Default Rate.
          (c) Default Rate. After the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on this Note, and on any judgment on this Note, at the Default Rate.
          (d) Computation Method. All interest rates shall be calculated based on the actual number of days elapsed over a 360-day year (365/360 method).
3.	Payments. Borrower shall make payments in accordance with the following:
          (a) Commencing on the Commencement Date and continuing on the first day of each month thereafter to and including the Maturity Date, Borrower shall pay interest on the outstanding principal balance of this Note at the Current Interest Rate; subject, however, to the provisions of Section 3(b) and (c).
          (b) If the Merger closes, the outstanding principal balance of this Note, any unpaid accrued interest at the Current Interest Rate, and all charges, expenses and other amounts payable by Borrower to Lender hereunder will be paid in cash at the closing; provided, however, that Borrower shall have no obligation to repay the Accrued Interest.
          (c) If the Merger Agreement is terminated for any reason, then commencing on the Merger Termination Date, Borrower will pay interest at the Stated Interest Rate in arrears on the first day of each month and, commencing on the first Rate Change Date and thereafter on each Rate Change Date, Borrower will pay interest at the Stated Interest Rate plus the cumulative Rate Increaser Amount; provided, further, that if [i] there is a Superior Acquisition Proposal or an Adverse Recommendation (each as defined in the Merger Agreement), then the Loan will be paid in full in cash upon the earliest of the execution of a Competing Agreement (as defined in the Merger Agreement), consummation of an Acquisition Proposal, or, in the case of an Adverse Recommendation, the Merger Termination Date, [ii] the Merger Agreement is terminated at any time that there is an Acquisition Proposal, the Loan will be paid in full in cash upon the earliest of the execution of a definitive agreement for any Acquisition Proposal, the consummation of any Acquisition Proposal or the date twelve months after the Merger Termination Date, and [iii] the Merger Agreement is terminated for any other reason and there is no Acquisition Proposal, then the Loan will be paid in full on the date twelve months after the Merger Termination Date which shall be paid in cash except that Borrower may, at its option, repay up to 40% of the principal amount due by delivery to Lender of Units.

          4. Method and Place of Payment. Except as provided in Section 3(c) above, Borrower shall make all payments on this Note by electronic wire transfer in accordance with the wiring instructions set forth in Exhibit A attached hereto, subject to change in accordance with other written instructions provided by Lender from time to time.
          5. Prepayment. Borrower may prepay all or any portion of the outstanding principal balance of this Note, all accrued and unpaid interest, and all charges, expenses and other amounts payable by Borrower to Lender on any 30-day LIBOR maturity date without payment of any prepayment fee.
          6. Application of Payments. Unless Lender elects otherwise, in its sole discretion, all payments and other amounts received by Lender shall be credited as follows: [i] first, to any charges, costs, expenses and fees payable by Borrower under this Note, the Loan Agreement or the Mortgage, or incurred by Lender for the protection of any collateral securing the payment of this Note, if not paid by Borrower by the due date; [ii] second, to interest on the foregoing amounts at the Default Rate from the due date or date of payment by Lender, as the case may be; [iii] third, to accrued but unpaid interest on this Note at the Current Interest Rate until the Merger closes or at the Stated Interest Rate after the Merger Termination Date; [iv] fourth, to the principal amount outstanding; [v] fifth, to the payment of Accrued Interest; and [vi] the balance, if any, to Borrower.
          7. Default. Any Event of Default under the Loan Agreement shall constitute an “Event of Default” hereunder without advance notice to Borrower, such notice being expressly waived by Borrower to the extent permitted by law.
          8. Acceleration. Upon the occurrence of any Event of Default, in addition to all other remedies available to Lender under the Loan Agreement, Mortgage, any other security for or guarantee of this Note, and at law or in equity, at the option of Lender [i] the outstanding principal balance of this Note, all accrued and unpaid interest thereon, and all other amounts payable by Borrower to Lender shall be immediately due and payable, and [ii] all such amounts shall bear interest at the Default Rate from the date of the Event of Default until paid. Lender may exercise either or both options without notice or demand of any kind.
          9. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State, without giving effect to the conflict of laws rules thereof. The chief executive office of Lender is located in the State of Ohio. The proceeds of this Note will be advanced from Lender’s Ohio office and payments on this Note will be received in Lender’s Ohio office. Borrower acknowledges that the foregoing constitutes a sufficient nexus with the State of Ohio such that the choice of law set forth in this Note shall be enforceable in all state and federal courts, and to the extent permitted by law Borrower waives any claim or defense that such choice of law is not enforceable.
          10. Time is of the Essence. Time is of the essence in the payment of this Note. All grace periods in the Loan Agreement and any Collateral Document that apply to a default shall run concurrently.

          11. Holidays. If any installment of this Note becomes due on a day which is not a Business Day, Borrower may pay the installment on the next succeeding day on which banking institutions are open.
          12. Waivers. None of the following shall be a course of dealing, estoppel, waiver or the like on which any party to this Note or any Collateral Document may rely: [i] Lender’s acceptance of one or more late or partial payments; [ii] Lender’s forbearance from exercising any right or remedy under this Note or any Collateral Document; or [iii] Lender’s forbearance from exercising any right or remedy under this Note or any Collateral Document on any one or more occasions. Lender’s exercise of any rights or remedies or a part of a right or remedy on one or more occasions shall not preclude Lender from exercising the right or remedy at any other time. Lender’s rights and remedies under this Note, the Collateral Documents, and the law and equity are cumulative to, but independent of, each other.
          13. Representations. Each party to this Note and each Collateral Document: [i] acknowledges that Lender would not have extended the credit evidenced by this Note and will not continue to extend the credit but for the obligations of each; [ii] warrants that each has executed this Note or Collateral Documents to induce Lender to extend and to continue to extend the credit; [iii] warrants that each has received good and valuable consideration for executing this Note or any Collateral Document; and [iv] warrants that none have executed this Note or any Collateral Document in reliance upon the existence of the security for or guaranty or promise of the payment of this Note.
          14. Indulgences. Without notice, Lender may do or refrain from doing anything affecting this Note or any Collateral Document, as many times as Lender desires, including the following [i] granting or not granting any indulgences to anyone liable for payment of this Note or to anyone liable under any Collateral Document; [ii] releasing any security or anyone or any property from liability on this Note or any Collateral Document; [iii] amending this Note or any Collateral Document, including extending the time for payment of this Note, in accordance the terms of such Collateral Documents.
          15. No Release of Liability. No obligations of any party to this Note shall be affected by [i] any default in this Note or any Collateral Document when accepted by Lender or arising any time thereafter; [ii] the unenforceability of or defect in this Note or in any Collateral Document or any interest conveyed by any Collateral Document; [iii] any decline in the value of any interest in any property conveyed by any Collateral Document; or, [iv] the insolvency, dissolution, liquidation or winding up of affairs of any party to this Note or any Collateral Document or the start of insolvency proceedings by or against any such party. EACH PARTY TO ANY COLLATERAL DOCUMENT WAIVES ALL SURETYSHIP DEFENSES. No party to this Note or any Collateral Document may enforce any right of subrogation or contribution unless and until this Note is paid in full and waives all rights of subrogation against any party that is subject to insolvency proceedings unless and until this Note is paid in full.
          16. Notices. All notices, demands, requests and consents (hereinafter “notices”) given pursuant to this Note shall be in writing, and shall be served by [i] personal delivery, [ii] United States Mail, postage prepaid; or [iii] nationally recognized overnight courier to the following addresses:

To Borrower:	Windrose Medical Properties, L.P.
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

To Lender:	Health Care REIT, Inc.
One SeaGate, Suite 1500
P.O. Box 1475
Toledo, Ohio 43603-1475
All notices shall be deemed to be given upon the earlier of actual receipt or three days after deposit in the United States mail or one business day after deposit with the overnight courier. Lender and Borrower may change their notice address at any time by giving the other party written notice of such change.
          17. Representation and Warranty Regarding Business Purpose. Borrower represents and warrants that the loan evidenced by this Note is for business purposes only and not for personal, family, household, or agricultural purposes.
          18. Security; Guaranty. This Note is secured by the Mortgages. This Note is guaranteed by the Unconditional and Continuing Guaranty of Guarantor.
          19. Protest. Each party to this Note jointly and severally waives, to the extent permitted by law, protest, notice of protest, demand, dishonor or default, presentment for payment, notice of intent to declare this Note immediately due and payable, notice of declaration that this Note is immediately due and payable in full, all other notices, and all demands.
          20. Savings Clause. The intention of Lender and Borrower is to comply with the laws of the State concerning the rate of interest on this Note. Notwithstanding any other provision in this Note or in any other document given in connection with this Note, Borrower shall not be required to pay interest in excess of the maximum lawful rate. To the extent the amount of interest provided in this Note ever exceeds the maximum lawful rate (“Excess Interest”), [i] the provisions of this paragraph shall govern and control; [ii] Borrower shall not be obligated to pay any Excess Interest; [iii] any Excess Interest that Lender may have received shall be credited against the then outstanding balance due under this Note and, if the Excess Interest exceeds the outstanding balance, the excess amount shall be refunded to Borrower; [iv] the rate of interest under this Note shall be automatically reduced to the maximum lawful rate and this Note and any other documents given in connection therewith shall be deemed reformed and modified to reflect such reduction; and [v] subject to the foregoing provisions of this paragraph, Borrower shall have no action or remedy against Lender for any damages whatsoever or any defense to enforcement of the note or any other documents given in connection therewith arising out of the payment or collection of any Excess Interest. In determining whether interest paid or payable on this Note exceeds the maximum lawful rate, Borrower agrees to exclude voluntary prepayment fees from the calculation of interest and to spread the total amount of interest throughout the entire contemplated term of this Note.
          21. Attorney’s Fees and Expenses. Borrower shall pay to Lender all reasonable costs and expenses incurred by Lender in enforcing or preserving Lender’s rights under this Note, the Loan Agreement or any Collateral Document, and in all matters of collection, provided an Event of Default has actually occurred or has been declared and thereafter cured, including, but not limited to, [i] reasonable attorney’s and paralegal’s fees and disbursements; [ii] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [iii] court costs; [iv] the expenses of Lender, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [v] consulting and witness fees incurred by Lender in connection with any litigation or other proceeding, but excluding Lender’s internal bookkeeping and routine loan servicing costs.
          22. Severability. If any clause, provision, section or article of this Note is ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision, section, or article shall not affect any of the remaining provisions hereof.
          23. Assignment. Borrower shall not assign its rights nor delegate its obligations under this Note.
          24. Amendment. This Note may not be amended except in writing signed by Borrower and Lender. All references to this Note, whether in this Note or in any other document or instrument, shall be deemed to incorporate all amendments, modifications, and renewals of this Note and all substitutions made therefor after the date hereof.
          25. CONSENT TO JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR ANY COUNTY IN WHICH MORTGAGED PROPERTY IS LOCATED FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THIS NOTE; OR [II] ANY LOAN DOCUMENT EXECUTED IN CONNECTION WITH THIS NOTE. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
               BORROWER AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LENDER, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY LOAN DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO.
               BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY LENDER IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LENDER’S RIGHT TO SERVE LEGAL

PROCESS IN ANY MANNER PERMITTED BY LAW, OR LENDER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR THE PROPERTY OF BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.
          26. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIMS ARISING OUT OF OR RELATING TO THIS NOTE.
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          IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date first set forth above.

WINDROSE MEDICAL PROPERTIES, L.P.

By:	/s/ Fred S. Klipsch

	Title:	Chairman and Chief Executive Officer